                                   Attachment

Note 1: Edward Penhoet

        Edward Penhoet, a Director, is a director of Alta BioPharma Management
        Partners II, LLC ("ABPMII")(which is the general partner of Alta
        BioPharma Partners II, L.P.) ("ABPII"), and a limited partner of Alta
        BioPharma Partners II, L.P. As a director of ABPMII, he may be deemed to share voting and investment powers over the shares held by the fund. He is a principal of Alta Partners, but does not have voting and investment powers over the shares held by Alta California Partners II, L.P. or Alta
        Embarcadero Partners II, LLC. He disclaims beneficial ownership of all such shares held by ABPII and AEPII, except to the extent of his proportionate pecuniary interests therein. He disclaims any beneficial ownership of all such shares held by ACPII and AEPII. He holds stock options for 220,000 shares of Common Stock; of which 20,000 shares were granted on 8/9/00 and 200,000 shares were granted on 9/24/03. All shares subject to the option are exercisable immediately and the shares vest as follows: 1/48 of the shares vest monthly over four years beginning on the date of grant. Each of his sons, Braden Penhoet and Stephen Penhoet, directly own 138,889 shares of Series A Preferred Stock, which will convert on a 1-to-1 basis.

        -------------------------------------------------------------------------------------------------------------
                    Holder         Type of Security         Shares of Preferred Convertible Shares of Common Stock
                                                                       Preferred                Issuable Upon
                                                               Stock Held by the Holder         Conversion of
                                                                                                   Stock **
        -------------------------------------------------------------------------------------------------------------
        Edward Penhoet                 Series B                         222,222                    244,200
        -------------------------------------------------------------------------------------------------------------
        Edward Penhoet                 Series C                         50,000                      60,886
        -------------------------------------------------------------------------------------------------------------
        Edward Penhoet                  Common                          20,000                      20,000
        -------------------------------------------------------------------------------------------------------------
        Edward Penhoet          Stock Options - Common Stock            20,000                      20,000
        -------------------------------------------------- ----------------------------------------------------------
        Edward Penhoet          Stock Options - Common Stock            200,000                    200,000
        -------------------------------------------------------------------------------------------------------------
        ** The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to change in rounding due to the aggregation of fractional shares. The conversion ratio for Series B is 1.0989010989011, the Series C is
        1.21773015099854 and Common is 1.0.

Note 2: Alta California Partners II, L.P. and Alta Embarcadero Partners II,
        LLC
        Alta Partners ("AP") directly and indirectly provides investment advisory services to various venture capital funds, including Alta
        California Partners II, L.P. ("ACPII") and Alta Embarcadero Partners II,
        L.P. ("AEPII"). The respective general partner and members of ACPII and
        AEPII exercise sole voting and investment powers over the shares owned by such funds. Certain principals of AP are members of Alta California
        Management Partners II, LLC (which is the general partner of ACPII) and members of AEPII. As members of such funds, they may be deemed to share voting and investment powers over the shares held by the funds. The principals of AP disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

        --------------------------------------------------------------------------------------------------------
                    Holder               Type of      Shares of Preferred Convertible  Shares of Common Stock
                                         Security                Preferred                 Issuable Upon
                                                         Stock Held by the Holder          Conversion of
                                                                                              Stock **
        --------------------------------------------------------------------------------------------------------
        Alta California Partners II,     Series B                2,194,498                   2,411,536
        L.P.
        --------------------------------------------------------------------------------------------------------
        Alta California Partners II,     Series C                1,580,038                   1,924,059
        L.P.
        --------------------------------------------------------------------------------------------------------
        Alta Embarcadero Partners II,    Series B                 27,724                       30,465
        LLC
        --------------------------------------------------------------------------------------------------------
        Alta Embarcadero Partners II,    Series C                 19,962                       24,308
        LLC
        --------------------------------------------------------------------------------------------------------
        ** The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to change in rounding due to the aggregation of fractional shares. The conversion ratio for Series B is 1.0989010989011 and the ratio for
        Series C is 1.2177301509854.

Note 3: Alta BioPharma Partners II, L.P. and Alta Embarcadero BioPharma
        Partners II, LLC

        Alta Partners II, Inc. ("APII") directly and indirectly provides investment advisory services to various venture capital funds, including
        Alta BioPharma Partners II, L.P. ("ABPII") and Alta Embarcadero
        BioPharma Partners II, LLC ("AEBPII"). The respective general partner and managers of ABPII and AEBPII exercise sole voting and investment powers over the shares owned by such funds. Certain principals of APII are members of Alta BioPharma Management Partners II, LLC (which is the general partner of ABPII) and managers of AEBPII. As members and managers of such funds, they may be deemed to share voting and investment powers over the shares held by the funds. The principals of
        APII disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

        -----------------------------------------------------------------------------------------------------------------
                        Holder                    Type of    Shares of Preferred Convertible   Shares of Common Stock
                                                 Security               Preferred                   Issuable Upon
                                                                 Stock Held by the Holder           Conversion of
                                                                                                      Stock **
        -----------------------------------------------------------------------------------------------------------------
        Alta BioPharma  Partners II,  L.P.       Series E               5,167,060                     5,167,060
        -----------------------------------------------------------------------------------------------------------------
        Alta Embarcadero BioPharma Partners      Series E                190,082                       190,082
        II, LLC
        -----------------------------------------------------------------------------------------------------------------
        ** The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to change in rounding due to the aggregation of fractional shares. The conversion ratio for Series E is 1.0.